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                                                              EXHIBIT-(m)(1)(ii)

                               AMENDED SCHEDULE B

                               WITH RESPECT TO THE

                           FOURTH AMENDED AND RESTATED
                          DISTRIBUTION AND SERVICE PLAN

                                       FOR

                                ING EQUITY TRUST

       NAME OF FUND
       ING Disciplined LargeCap Fund
       ING Fundamental Research Fund
       ING LargeCap Value Fund
       ING MidCap Opportunities Fund
       ING MidCap Value Choice Fund
       ING MidCap Value Fund
       ING Opportunistic LargeCap Fund
       ING Principal Protection Fund
       ING Principal Protection Fund II
       ING Principal Protection Fund III
       ING Principal Protection Fund IV
       ING Principal Protection Fund V
       ING Principal Protection Fund VI
       ING Principal Protection Fund VII
       ING Principal Protection Fund VIII
       ING Principal Protection Fund IX
       ING Principal Protection Fund X
       ING Principal Protection Fund XI
       ING Principal Protection Fund XII
       ING Principal Protection Fund XIII
       ING Principal Protection Fund XIV
       ING Real Estate Fund
       ING SmallCap Opportunities Fund
       ING SmallCap Value Choice Fund
       ING SmallCap Value Fund

Effective Date: December 28, 2005